Exhibit 99.1

OfficeMax

150 East Pierce Road Itasca, IL 60143-1594

News Release

OfficeMax Media Contact	OfficeMax Investor Relations Contact
Bill Bonner	John Jennings
630 438 8584	630 438 8760

For Immediate Release: January 24, 2006

OFFICEMAX ANNOUNCES TURNAROUND PLAN FOR HIGHER PERFORMANCE

Management to Provide Details of 2006 Operating Plan on Conference Call and Webcast Today

ITASCA, Ill. – OfficeMax® Incorporated (NYSE: OMX), a leader in office products and services, today announced its Turnaround Plan for Higher Performance including details of its 2006 operating plan.  The company will host a conference call and webcast for investors and financial analysts later this morning.

“We are pleased to announce our Turnaround Plan including elements of our 2006 operating plan, which we developed over the course of the past few months by conducting a broad-based review of the entire OfficeMax organization, including our real estate portfolio and business segment performance through every department of the company.  Our Board of Directors was integral to this process, providing their views and counsel to produce a plan that we believe will allow OfficeMax to attain stronger operating and financial performance, and ultimately, drive enhanced value for our shareholders,” commented Sam Duncan, Chairman and Chief Executive Officer of OfficeMax.

Key Areas of Focus for 2006 Operating Plan

In 2006, OfficeMax will focus on the following three key areas for generating higher performance:

•                  Improving the corporate infrastructure with key initiatives in supply chain and information systems;

•                  Driving operating performance improvement in the Retail and Contract businesses; and,

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•                  Delivering financial performance through a combination of cost-saving initiatives and the allocation of capital for growth.

Improving Corporate Infrastructure – Supply Chain and Information Systems

OfficeMax is developing a single supply chain supporting both the Retail and Contract segments.  The supply chain initiatives that the company has underway are designed to achieve several goals in 2006 including improved SKU management, heightened forecast accuracy, expeditious replenishment, better product transition, improved inventory accuracy and enhanced supplier performance.   Complementing these supply chain actions are a range of major IT initiatives including consolidating two core data centers into one; investing in the eCommerce platform; launching a common platform for in-store kiosks and OfficeMax.com, the company’s retail website;  and integrating systems to utilize contract distribution centers to augment retail store replenishment.  Underpinning these initiatives will be upgrades to the inventory management system that will enhance store-level and item-level forecasting and provide better reporting and visibility across the supply chain.

Retail Initiatives

The company has initiated several programs for driving revenue growth and margin improvement in its retail segment in 2006 and beyond.  These include merchandising strategies intended to expand the company’s small business customer base, continue to grow Print and Document Services, drive incremental sales from the OfficeMax ink refill program, and improve category management.  In Retail, the company will also pursue cost savings initiatives from store labor and management programs, as well as advertising and marketing cost efficiencies.

As reported on January 10, OfficeMax is rebalancing its real estate portfolio in order to exit underperforming locations, increase the company’s presence in high-growth regions, and update store formats to enhance the customer shopping experience.  The company will close 110 domestic underperforming retail stores during the first quarter of 2006 in addition to the five Canadian retail stores closed during the fourth quarter of 2005.  Management is optimistic about its plans to open up to 70 new domestic OfficeMax stores in key high-growth regions in 2006.  In addition to enhancing the company’s presence in these key regions, these new stores will also utilize the company’s new “Advantage” prototype store format.  The OfficeMax domestic store count is expected to be approximately 887 at the end of 2006 versus 927 at year end 2005, for a net decrease of approximately 40 stores in 2006.

Contract Initiatives

OfficeMax has also identified several programs for improving growth and efficiency in Contract operations.  These include continuing to focus on the middle-market and other high-growth, high-return customers; pursuing product extension opportunities; driving Retail sales through Contract customers; completing an evaluation of Canadian operations; and implementing system-wide cost efficiencies.

2006 Financial Outlook

On the webcast today, OfficeMax will provide details of the company’s 2006 operating plan.  OfficeMax believes the company can generate earnings before interest and taxes as a percent of sales, or EBIT margin, in the 4 percent range over the intermediate term, or by 2008.  The 2006 operating plan is expected to generate EBIT margin before accounting charges in the range of 2.0 percent to 2.25 percent.  The company believes that the pre-tax impact of key improvement initiatives could be approximately $100 million.  The company expects 2006 total consolidated sales growth will be flat to slightly up, Retail segment same store sales growth in the low single digits and Contract segment sales growth in the mid-single digits.

“Our Turnaround Plan demonstrates our full focus and commitment to improving sales and profitability to enhance value for our shareholders, and under this plan, we are targeting higher performance levels across the entire company,” commented Duncan.  “We are confident that our complementary Retail and Contract business models give OfficeMax the significant potential to grow and deliver stronger returns to shareholders.  We look forward to providing additional details during the investor webcast presentation today.”

Investor Conference to be Webcast

Office Max will host a conference call and webcast at 8:00 a.m. Central Time on Tuesday, January 24, 2006, to discuss its Turnaround Plan.  Domestic participants should dial (800) 374-0165 and international callers should dial (706) 634-0995 ten minutes before the beginning of the call.  Slides accompanying the conference call and an audio webcast of the conference call can be accessed via the Internet by visiting the Investors section of the OfficeMax website at http://investor.officemax.com and selecting the January 24, 2006 conference call link. Slides will be posted to the OfficeMax website 30 minutes prior to the start of the conference call. A replay of the conference call and accompanying slides will be archived online for one year following the call and will be posted on the “Presentations” page located within the Investors section of the OfficeMax website.

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the Company which may cause results to differ from expectations are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, including under the caption “Cautionary and Forward-Looking Statements”, and in other filings with the SEC.

Non-GAAP Measures

Earnings before interest and taxes (EBIT), EBIT margin and EBIT margin before accounting charges are not generally accepted accounting principle (GAAP) measures.  Because these are non-GAAP measures, they should not be considered a replacement for GAAP results.  The Company believes EBIT, EBIT margin and EBIT margin before accounting charges are useful measures of the Company’s performance because they exclude items that are not indicative of our core operating results.  The Company has set goals for EBIT margin and EBIT margin before the impact of accounting charges relating to retail store closures, headquarters consolidation and exiting the wood-polymer buildings materials facility.  Because of the inherent difficulties and uncertainties in forecasting all of the specific amounts and charges necessary to provide equivalent GAAP measures, such measures cannot be provided at this time.

About OfficeMax

OfficeMax is a leader in both business-to-business and retail office products distribution. OfficeMax delivers an unparalleled customer experience — in service, in product, in time savings, and in value - through a relentless focus on its customers. The company provides office supplies and paper, print and document services, technology products and solutions, and furniture to large, medium and small businesses and consumers. OfficeMax customers are served by approximately 40,000 associates through direct sales, catalogs, Internet and more than 900 superstores. OfficeMax trades on the New York Stock Exchange under the symbol OMX. More information can be found at www.officemax.com.

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